Filed Pursuant to Rule 424(b)(3)
Registration No. 333-232659

PROSPECTUS

$100,000,000

StarTek, Inc.

Common Stock

Warrants

Rights

We may offer from time to time common stock, warrants and rights.  This prospectus describes the general terms of these securities and the general manner in which we will offer the securities.  The aggregate initial offering price of all securities we sell under this prospectus will not exceed $100,000,000.

The specific terms of any securities we offer will be included in a supplement to this prospectus.  The prospectus supplement will also describe the specific manner in which we will offer the securities.

Our common stock is traded on the New York Stock Exchange under the symbol “SRT.’’  On July 18, 2019, the last reported sale price on the New York Stock Exchange for our common stock was $6.73 per share.

You should read this prospectus and any prospectus supplement carefully before you purchase any of our securities.

For a discussion of certain factors that should be considered before investing in our securities, you should carefully review ‘‘Risk Factors’’ beginning on page 4 and in the documents we file with the Securities and Exchange Commission that are incorporated by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  It is a crime to make any representation to the contrary.

We may sell securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. Our net proceeds from securities sales will be the initial public offering price minus any applicable underwriter’s discount, agent’s commission, and other offering expenses.

The date of this prospectus is July 19, 2019

STARTEK, INC.

References in this prospectus to “StarTek,” “we,” “us” or “our” refer to StarTek, Inc. and its direct and indirect subsidiaries, unless the context otherwise requires.

General

StarTek is a global business process outsourcing company that provides omnichannel customer interactions, technology back-office support solutions for some of the world’s most iconic brands in a variety of vertical markets. Operating under the Startek and Aegis brands, we help these large global companies connect emotionally with their customers, solve issues, and improve net promoter scores and other customer-facing performance metrics. Through consulting and analytics services, technology-led innovation, and engagement solutions powered by the science of dialogue, we deliver personalized experiences between our clients and their customers across every interaction channel and phase of the customer journey. Our solutions are supported by over 47,500 employees, delivering services from 58 locations in 13 countries on five continents. Each day, our customer experience experts work together to deliver customer experiences that are personal, meaningful, and true to our clients’ brand.

Our executive offices are located at Carrara Place, 4th Floor Suite 485, 6200 South Syracuse Way, Greenwood Village, Colorado 80111, and our telephone number is (303) 262-4500.

Recent Developments

For recent developments regarding StarTek, we refer you to our most recent and future filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and any prospectus supplements.

You should read the entire prospectus and the documents incorporated by reference into this prospectus, including the risk factors, financial data and related notes, before making an investment decision.

The Securities We May Offer

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, we may sell common stock, rights and/or warrants in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain more specific information. We may also add, update, or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. You should carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information.”

We may sell our securities to underwriters who will in turn sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

A prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act.

Common Stock

We may sell our common stock, $.01 par value per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Warrants

We may sell warrants to purchase our shares of common stock.  In a prospectus supplement, we will inform you of the exercise price and any other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Rights

We may sell rights to purchase our shares of common stock.  In a prospectus supplement, we will inform you of the exercise price and any other specific terms of the rights, including whether our or your obligations, if any, under any rights may be satisfied by delivering or purchasing the underlying securities or their cash value.

CAUTIONARY STATEMENT REGARDING

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including the following:

•                  certain statements, including possible or assumed future results of operations;

•                  any statements regarding the prospects for our business or any of our services;

•                  any statements preceded by, followed by or that include the words “may,” “will,” “should,” “seeks,” “believes,” “expects,” “anticipates,” “intends,” “continue,” “estimate,” “plans,” “future,” “targets,” “predicts,” “budgeted,” “projections,” “outlooks,” “attempts,” “is scheduled,” or similar expressions; and

•                  other statements regarding matters that are not historical facts.

Our business and results of operations are subject to risks and uncertainties, many of which are beyond our ability to control or predict. Because of these risks and uncertainties, actual results may differ materially from those expressed or implied by forward-looking statements, and investors are cautioned not to place undue reliance on such statements.  All forward-looking statements herein speak only as of the date hereof, and we undertake no obligation to update any such forward-looking statements. Important factors that could cause actual results to differ materially from our expectations and may adversely affect our business and results of operations include but are not limited to those items set forth in “Risk Factors” appearing and incorporated by reference in this prospectus.

RISK FACTORS

Investing in our securities involves risks. Before deciding to invest in our securities, please read carefully the risks and uncertainties incorporated by reference in this prospectus or any prospectus supplement. These risks and uncertainties include those discussed in our Annual Report on Form 10-KT for the nine-month transition period ended December 31, 2018 and in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019 and which may be updated, supplemented or superseded by the risks and uncertainties described in the reports we subsequently file with the SEC. See “Where You Can Find More Information.” These risks are not the only risks that we may face. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, may also become important factors that affect us. If any of the risks or uncertainties described in this prospectus or our SEC filings or any such additional risks and uncertainties actually occur, our business, financial condition or results of operations could be materially and adversely affected which could cause our actual operating results to differ materially from those indicated or suggested by forward-looking statements made in this prospectus or our SEC filings.  In that case, the trading price of our securities could decline and you could lose all or part of your investment. Please also see “Cautionary Statement Regarding Forward-Looking Statements” above.

USE OF PROCEEDS

We currently intend to use the net proceeds from the sale of any securities under this prospectus for general corporate purposes, which may include:

•                  reducing or refinancing existing debt;

•                  financing of potential investments and acquisitions;

•                  capital expenditures;

•                  working capital;

•                  stock repurchases; and

•                  other purposes as described in any prospectus supplement.

Pending such uses, we may temporarily invest the net proceeds.  Except as indicated in a prospectus supplement, allocations of the proceeds to specific purposes will not have been made at the date of that prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of 60,000,000 shares with $0.01 per share par value, all of which are designated as common stock (“Common Stock”).  As of July 10, 2019, there were 38,458,911 shares of Common Stock issued and outstanding.

The following description of the Company’s capital stock is a summary of the material terms of such stock.  It does not purport to be complete and is subject in all respects to applicable Delaware law and to the provisions of the Company’s Restated Certificate of Incorporation (as amended), or the Certificate of Incorporation, and Amended and Restated Bylaws, or the Bylaws, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

Common Stock

The Board of Directors of the Company in its sole discretion may issue shares of Common Stock from the authorized and unissued shares of Common Stock. Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders, including the election of directors.  The Company’s Certificate of Incorporation does not provide for cumulative voting in the election of directors.

Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor.  The Company does not anticipate paying any cash dividends in the foreseeable future.  In the event of liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets available to holders of Common Stock.

Holders of Common Stock have no preemptive, conversion or redemption rights and are not subject to further assessments by the Company.  All of the outstanding shares of Common Stock are, and any Common Stock issued and sold under this prospectus will be, validly issued, fully paid and nonassessable.

Anti-Takeover Provisions

Some provisions of Delaware law, our Certificate of Incorporation and our Bylaws may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law, or the DGCL, which regulates, subject to some exceptions, acquisitions of Delaware corporations. In general, Section 203 prohibits us from engaging in a ‘‘business combination’’ with an ‘‘interested stockholder’ for a period of three years following the date the person becomes an interested stockholder, unless:

•      our Board of Directors approved the business combination or the transaction in which the person became an interested stockholder prior to the date the person attained this status;

•      the interested stockholder owned at least 85% of the outstanding voting stock when the transaction commenced, excluding those shares held by directors, officers and employee stock ownership plans;

•      the holders of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder approved such business combination at or subsequent to such time the business combination is approved by our Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent; or

•      the Company elects in its Certificate of Incorporation or Bylaws not to be governed by section 203 of the DGCL.

Section 203 defines a ‘‘business combination’’ to include, among others:

•      any merger or consolidation involving us and the interested stockholder;

•      any sale, lease, exchange, mortgage, pledge, transfer or other disposition to the interested stockholder of 10% or more of our assets;

•      the issuance or transfer by us of any of our outstanding stock to the interested stockholder, subject to certain exceptions;

•      any transaction involving us that has the effect of increasing the proportionate share of our stock owned by the interested stockholder; and

•      the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through us.

In general, Section 203 defines an ‘‘interested stockholder’’ as any stockholder who beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of a corporation or who is an affiliate or associate of such corporation and at any time within the three-year period prior to the time of determination of interested stockholder status did own 15% or more of the then outstanding voting stock of the corporation.

Certificate of Incorporation and Bylaw Provisions

Our Certificate of Incorporation and Bylaws provide that:

•      our Board of Directors is expressly authorized to adopt, alter, amend or repeal our bylaws;

•      in general, stockholders may not call special meetings of the stockholders or fill vacancies on our Board of Directors, except that a stockholder owning not less than 10% of the outstanding shares of our Common Stock may call special meetings; and

•      we will indemnify officers and directors against losses that may be incurred by legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

Transfer Agent

The Transfer Agent and Registrar for our Common Stock is Computershare Trust Company, N.A.

Listing

Our Common Stock is traded on the New York Stock Exchange under the symbol “SRT”.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of Common Stock. Warrants may be issued separately or together with Common Stock offered by any prospectus supplement and may be attached to or separate from such Common Stock. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust corporation, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.  Copies of the forms of warrant agreements, including the forms of warrant certificates representing the warrants, will be filed as exhibits to a document incorporated by reference in the registration statement of which this prospectus forms a part.

This section describes the general terms and provisions of the warrants offered by this prospectus.  The applicable prospectus supplement will describe the specific terms of any issuance of warrants.  You should read the particular terms of any warrants we offer in any prospectus supplement, together with the more detailed form of warrant agreement and the form of warrant certificate.  The prospectus supplement also will state whether any of the terms summarized below do not apply to the warrants being offered.

General.  The applicable prospectus supplement will describe the terms of the warrants and applicable warrant agreement, including the following, where applicable:

•                  the title of the warrants;

•                  the offering price for the warrants, if any;

•                  the aggregate number of warrants offered and the aggregate number of warrants outstanding as of the most practicable date;

•                  the designation and terms of the Common Stock, if any, purchasable upon exercise of the warrants;

•                  the designation and terms of the Common Stock, if any, with which the warrants are issued and the number of warrants issued with each of these securities;

•                  the date after which the warrants and any Common Stock, if any, issued with the warrants will be separately transferable;

•                  the dates on which the right to exercise the warrants begins and expires;

•                  the minimum or maximum amount of the warrants that may be exercised at any one time;

•                  whether the warrants represented by warrant certificates that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•                  information with respect to any book-entry procedures;

•                  the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•                  a discussion of certain United States federal income tax considerations;

•                  any anti-dilution provisions of the warrants;

•                  any redemption or call provisions applicable to the warrants; and

•                  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrants to purchase Common Stock, holders of such warrants will not have any rights of holders of the Common Stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the Common Stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Warrants.  Each warrant will entitle the holder to purchase such shares of Common Stock at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the offered warrants. After the close of business on the expiration date of the warrants (or such later date to which such expiration date may be extended by us), unexercised warrants will become void.

Warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the Common Stock purchasable upon such exercise together with certain information set forth on the reverse side of the warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt, within five business days, of the warrant certificate evidencing such warrants. Upon receipt of such payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the Common Stock purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

Amendments and Supplements to Warrant Agreements.  The warrant agreements may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.

Warrant Adjustments.  Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of shares of Common Stock covered by, a stock warrant are subject to adjustment in certain events, including:

•                  the issuance of a stock dividend to the holders of Common Stock;

•                  a combination, subdivision or reclassification of Common Stock; and

•                  any other event described in the applicable prospectus supplement.

In lieu of adjusting the number of shares of Common Stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof.  We may, at our option, reduce the exercise price at any time.  No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable.  Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of the property of StarTek  as an entirety or substantially as an entirety, the holder of each outstanding stock warrant shall have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of Common Stock into which such stock warrants were exercisable immediately prior thereto.

Outstanding Warrants.  On January 23, 2018, the Company issued a warrant to Amazon.com NV Investment Holding LLC, a wholly owned subsidiary of Amazon.com, Inc., or Amazon, pursuant to which Amazon may acquire up to 4,000,000 shares of Common Stock, subject to certain vesting events described below and adjustment in certain cases. The vesting of the Amazon warrant is linked to gross revenues of the Company and any of its affiliates from Amazon or any of its affiliates in connection with certain commercial arrangements. The Amazon warrant shares will vest based on Amazon’s payment of up to $600 million to the Company and any of its affiliates in connection with Amazon’s and/or any of its affiliates’ purchase of services from the Company or any of its affiliates. The Amazon warrant has an exercise price of $9.96 per share and is exercisable through January 23, 2026. The exercise price and the Amazon warrant shares issuable upon exercise of the Amazon Warrant are subject to customary anti-dilution adjustments. On May 17, 2019, the Company issued and sold 692,520 shares of Common Stock to certain investors at a price per share of $7.48.  As a result of such transaction, the exercise price of the Amazon warrant was adjusted to $9.953 and the number of shares of Common Stock subject to the warrant was adjusted to 4,002,964.16.

DESCRIPTION OF RIGHTS

We may issue rights for the purchase of Common Stock.  Rights may be issued separately or together with Common Stock offered by any prospectus supplement and may be attached to or separate from such Common Stock.  The following briefly summarizes the general provisions of rights to purchase additional shares of our Common Stock, which we may issue.  The specific terms of any rights, including the period during which the rights may be exercised, the manner of exercising such rights, and the transferability of rights, will be disclosed in the applicable prospectus supplement.  The prospectus supplement also will state whether any of the terms summarized below do not apply to the rights being offered.

General.  We may distribute rights, which may or may not be transferable, to the holders of our Common Stock as of a record date set by our Board of Directors, at no cost to such holders.  Each holder will be given the right to purchase a specified number of whole shares of our Common Stock for every share of our Common Stock that the holder thereof owned on such record date, as set forth in the applicable prospectus supplement.  No fractional rights or rights to purchase fractional shares will be distributed in any rights offering.  The rights will be evidenced by rights certificates, which may be in definitive or book-entry form.  Each right will entitle the holder to purchase shares of our Common Stock at a rate and price per share to be established by our Board of Directors, as set forth in the applicable prospectus supplement.  If holders of rights wish to exercise their rights, they must do so before the expiration date of the rights offering, as set forth in the applicable prospectus supplement. Upon the expiration date, the rights will expire and will no longer be exercisable, unless, in our sole discretion prior to the expiration date, we extend the rights offering.

Exercise Price.  Our Board of Directors will determine the exercise price or prices for the rights based upon a number of factors, including, without limitation, our business prospects; our capital requirements; the price or prices at which an underwriter or standby purchasers may be willing to purchase shares that remain unsold in the rights offering; and general conditions in the securities markets, especially for securities of business process outsourcing companies.  The subscription price may or may not reflect the actual or long-term fair value of the Common Stock offered in the rights offering.  We provide no assurances as to the market values or liquidity of any rights issued, or as to whether or not the market prices of the Common Stock subject to the rights will be more or less than the right’s exercise price during the term of the rights or after the rights expire.

Exercising Rights; Fees and Expenses.  The manner of exercising rights will be set forth in the applicable prospectus supplement.  Any subscription agent or escrow agent will be set forth in the applicable prospectus supplement.  We will pay all fees charged by any subscription agent and escrow agent in connection with the distribution and exercise of rights.  Rights holders will be responsible for paying all other commissions, fees, taxes or other expenses incurred in connection with their transfer of rights that are transferable.  Neither we nor the subscription agent will pay such expenses.

Expiration of Rights.  The prospectus supplement will set forth the expiration date and time (“Expiration Date”) for exercising rights.  If holders of subscription rights do not exercise their rights prior to such time, their rights will expire and will no longer be exercisable and will have no value. We will extend the Expiration Date as required by applicable law and may, in our sole discretion, extend the Expiration Date.  If we elect to extend the Expiration Date, we will issue a press release announcing such extension prior to the scheduled Expiration Date.

Withdrawal and Termination.  We may withdraw the rights offering at any time prior to the Expiration Date for any reason.  We may terminate the rights offering, in whole or in part, at any time before completion of the rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our Board of Directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur.  If we terminate the rights offering, in whole or in part, all affected subscription rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.

Rights of Subscribers.  Holders of rights will have no rights as shareholders with respect to the shares of Common Stock for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the prospectus supplement, and such shares of common have been issued to such persons.  Holders of rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their rights and have paid the exercise price to the subscription agent. All exercises of rights are final and cannot be revoked by the holder of rights.

Regulatory Limitations.  We will not be required to issue any person or group of persons shares of our common stock pursuant to the rights offering if, in our sole opinion, such person would be required to give prior notice to or obtain prior approval from, any state or federal governmental authority to own or control such shares if, at the time the rights offering is scheduled to expire, such person has not obtained such clearance or approval in form and substance reasonably satisfactory to us.

Standby Agreements.  We may enter into one or more separate agreements with one or more standby underwriters or other persons to purchase, for their own account or on our behalf, any shares of our Common Stock not subscribed for in the rights offering.  The terms of any such agreements will be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell our securities from time to time to investors directly or through agents or pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods.

We may sell the securities:

•               through one or more underwriters or dealers;

•               directly to purchasers;

•               through agents; and

•               through a combination of any of these methods of sale.

We may distribute the securities from time to time in one or more transactions at:

•               a fixed price or prices, which may be changed;

•               market prices prevailing at the time of sale;

•               prices related to the prevailing market prices; or

•               negotiated prices.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers as their agents in connection with the sale of the securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act.  As a result, discounts, commissions or profits on resale received by underwriters, dealers or agents may be treated as underwriting discounts and commissions.  Each prospectus supplement will identify any underwriter, dealer or agent, and describe any compensation received by them from us.  Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

In connection with the offering of certain offered securities, certain persons participation in such offering may engage in transactions that stabilize, maintain or otherwise affect the market prices of such offered securities of our other securities, including stabilizing transactions, syndicate covering transactions and the imposition of penalty bids.

The underwriters, dealers or agents and their associates may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, as well as proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC’s web site at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants like us that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits filed with the SEC. You may refer to the registration statement and its exhibits for more information.  Furthermore, statements contained in this prospectus concerning any document filed as an exhibit are not necessarily complete and, in each instance, we refer you to the copy of the document filed as an exhibit to the registration statement.

The SEC allows us to ‘‘incorporate by reference’’ into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information that we file with the SEC will automatically update and supersede the information in this prospectus.

The Company hereby incorporates by reference in this Registration Statement the following documents:

(a)  The Company’s Annual Report on Form 10-KT for the nine-month transition period ended December 31, 2018;

(b)  The Company’s Quarterly Report on Form 10-Q for the three-months ended March 31, 2019;

(c) The Company’s Current Reports on Form 8-K (or Form 8-K/A, as the case may be), filed on January 7, 2019, March 1, 2019, March 14, 2019, March 22, 2019, March 27, 2019 and May 20, 2019 (other than documents or portions of those documents deemed to be furnished but not filed); and

(d) The description of the Company’s common stock, par value $0.01 per share, contained in the Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all other reports and documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement (except for portions of the Company’s current reports furnished, as opposed to filed, on Form 8-K), and prior to the filing of a post-effective amendment that indicates that all the securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or incorporated by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You may obtain a copy of any of our filings that are incorporated by reference, at no cost, by writing to or telephoning us at the following address:

StarTek, Inc.

Carrara Place

4th Floor Suite 485

6200 South Syracuse Way

Greenwood Village Co 80111

Attention: Doug Tackett, Global Chief Legal and Compliance & Secretary

Telephone: (303) 262-4500

You may also access certain of the documents incorporated by reference in this prospectus through our website at www.startek.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

You should rely only on the information provided in this prospectus or incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the first page of the prospectus.

LEGAL MATTERS

Sherman & Howard L.L.C. has passed upon the validity of the securities offered by this prospectus.

EXPERTS

The audited consolidated financial statements of StarTek, Inc. for the year ended March 31, 2018, which comprise of consolidated financial statements of CSP Alpha Midco Pte. Limited (Successor) for the period from November 22, 2017 to March 31, 2018 and consolidated financial statements for ESM Holdings Limited (Predecessor) for the period from April 1, 2017 to November 21, 2017 and incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton India LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The remaining audited consolidated financial statements incorporated in this prospectus by reference from the StarTek Inc. Annual Report on Form 10-KT have been audited by Plante & Moran PLLC, independent registered public accounting firm, as stated in its report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given its authority as experts in accounting and auditing.